UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 29, 2025

FuboTV Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39590	26-4330545
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1290 Avenue of the Americas

New York, NY 10104

(Address of principal executive offices) (Zip Code)

(212) 672-0055

(Registrant’s telephone number, including area code)

fuboTV Inc.

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	FUBO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On October 29, 2025, FuboTV Inc. (the “Company” or “Fubo”), The Walt Disney Company (“Disney”) and Hulu, LLC (“Hulu”) consummated the transactions contemplated by the Business Combination Agreement, dated as of January 6, 2025 (the “Business Combination Agreement”), by and among Fubo, Disney and Hulu, pursuant to which the parties combined Fubo’s business with Disney’s Hulu + Live TV business, as set forth below.

In anticipation of the closing (the “Closing”) of the transactions contemplated by the Business Combination Agreement, each of Fubo and Hulu completed certain reorganization transactions as prescribed by the Business Combination Agreement (individually, the “Fubo Reorganization” and the “Hulu Reorganization”, and collectively, the “Pre-Closing Reorganization”). These transactions, among other things, included the following:

●	Hulu (i) formed Hulu Live LLC, a Delaware limited liability company, as a direct wholly owned subsidiary of Hulu (such subsidiary, “HL”), (ii) contributed certain assets (the “HL Business Assets”) related to the business of negotiating and administering carriage agreements and similar contracts relating to and for the purpose of the retransmission, distribution, carriage, display or broadcast of any programming service, channel or network on the linear multi-channel subscription video programming distribution service component of the offering known as “Hulu + Live TV” as of the date of the Business Combination Agreement and operated by Hulu (the “HL DMVPD Service”) (the “HL Business”) to HL, (iii) caused HL to assume only the HL Business Liabilities (as defined in the Business Combination Agreement), (iv) formed Fubo Operations LLC (“Newco”) as a Delaware limited liability company and a direct wholly owned subsidiary of Hulu, and (v) effected and completed the HL Subscriber Contract Terms Update (as defined in the Business Combination Agreement); and

●	the Company (i) formed Fubo Services LLC, a Delaware limited liability company, as a direct wholly owned subsidiary of the Company (such subsidiary, “Fubo OpCo”), and (ii) contributed the Company’s business (the “Fubo Business”) to Fubo OpCo in accordance with the terms and conditions set forth in the Business Combination Agreement.

On October 29, 2025 (the “Closing Date”), pursuant to the Business Combination Agreement, each of the Company, Disney and Hulu took the following steps (together with the Pre-Closing Reorganization, the “Transactions”):

●	immediately prior to the Closing, (i) the Company effected a conversion from a Florida corporation to a Delaware corporation (the “Fubo Conversion”), pursuant to a plan of conversion, by filing a certificate of conversion (the “Certificate of Conversion”) with the Secretary of State of the State of Delaware and articles of conversion with the Florida Department of State, Division of Corporations, (ii) in connection with the Fubo Conversion, the Company authorized and adopted a new certificate of incorporation (the “Delaware Certificate of Incorporation”) and adopted new bylaws (the “Delaware Bylaws”), (iii) all of the issued and outstanding shares of common stock of Fubo, par value $0.0001 per share (the “Prior Fubo Common Stock”), were automatically converted into issued and outstanding shares of Class A common stock of the Company, par value $0.0001 per share (the “Class A Common Stock”), (iv) the Company created a new class of shares of Class B common stock of Fubo, par value $0.0001 per share (the “Class B Common Stock”), and shares of Class B Common Stock were issued to Hulu as described below and (v) the Company changed its name from fuboTV Inc. to FuboTV Inc., in each case, as previously described in the definitive proxy statement of the Company, dated as of August 7, 2025 (the “Definitive Proxy Statement”);

●	at the Closing, Hulu contributed the HL Business and the HL Business Assets to Newco by transferring all of its right, title and interest in, to and under 100% of the equity interests of HL to Newco (the “HL Contribution”);

●	immediately following the HL Contribution, (i) the Company contributed 100% of the equity interests of Fubo OpCo to Newco in exchange for a number of units in Newco (the “Newco Units”) (such contribution, the “Fubo Contribution”) such that, after giving effect to the Fubo Contribution, (A) Hulu held 947,910,220 Newco Units representing, in the aggregate, a 70% economic interest (calculated on a fully-diluted basis) in Newco and (B) the Company held 406,247,237 Newco Units representing, in the aggregate, a 30% economic interest (calculated on a fully-diluted basis) in Newco, and (ii) Hulu and the Company, as the members of Newco, adopted, and Newco was thereafter governed by, an amended and restated limited liability company agreement of Newco (the “Newco Operating Agreement”), which provides, among other things, that the Company will be the sole managing member of Newco; and

●	Fubo issued to Hulu 947,910,220 shares of Class B Common Stock representing, in the aggregate, 70% of the voting power of the outstanding shares of capital stock of Fubo (calculated on a fully-diluted basis) after giving effect to such issuance in exchange for a cash payment by Hulu to Fubo in an amount equal to the aggregate par value of such Class B Common Stock (the “Fubo Issuance”).

Following the consummation of the Transactions, Newco is structured as an umbrella partnership C corporation and is governed by the Newco Operating Agreement (as described in further detail below).

The Business Combination Agreement and the transactions contemplated thereby, including the Transactions, were previously described in the Definitive Proxy Statement and were approved by the Company’s shareholders at a special meeting of the Company’s shareholders held on September 30, 2025 (the “Fubo Special Meeting”).

The foregoing description of the Transactions does not purport to be complete and is qualified in its entirety by the full text of the Business Combination Agreement, which is attached hereto as Exhibit 2.1 to this Current Report on Form 8-K, and the full text of the Newco Operating Agreement, which is attached hereto as Exhibit 10.3 to this Current Report, each of which is incorporated herein by reference.

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth in the Explanatory Note of this Current Report on Form 8-K is incorporated by reference into this Item 1.01.

Registration Rights Agreement

At the Closing, the Company and Hulu entered into a registration rights agreement (the “New Registration Rights Agreement”) in respect of the Registrable Securities (as defined in the New Registration Rights Agreement) received by Hulu in exchange for the Class B Common Stock that Hulu received in connection with the Transactions. Pursuant to the New Registration Rights Agreement, Fubo is required, on the terms set forth therein, to file with the Securities and Exchange Commission (the “SEC”), a registration statement (the “Resale Shelf”) registering for resale the shares of Class A Common Stock, including any shares thereof issuable upon or issued upon the exercise, conversion or exchange of other securities of Fubo or any of its subsidiaries (including Class B Common Stock and Newco Units owned by Hulu). Fubo is required to (i) file the Resale Shelf with the SEC as soon as reasonably practicable after the Closing Date, but in any event no later than the date on which Fubo files with the SEC the financial statements and pro forma financial information required by Item 9.01 of Form 8-K in connection with the consummation of the Transactions (or such later date as may be determined by Hulu, subject to the consent of Fubo, which consent shall not be unreasonably withheld, conditioned or delayed) and (ii) use its commercially reasonable efforts to cause the Resale Shelf to become and remain effective, and to be supplemented and amended to the extent necessary, so long as any Registrable Securities remain outstanding. Furthermore, under the New Registration Rights Agreement, Hulu has certain customary underwritten offering demand rights and piggyback registration rights. The New Registration Rights Agreement contains customary indemnification and contribution obligations of Fubo for the benefit of Hulu and vice versa, in each case, subject to certain qualifications and exceptions.

Tax Receivables Agreement

At the Closing, the Company, Newco and Hulu entered into a tax receivables agreement (the “Tax Receivables Agreement”), which sets forth the agreement among the parties regarding the sharing of certain tax benefits realized (or, in connection with an acceleration upon the Company’s election to terminate the Tax Receivables Agreement, deemed realized) by the Company. The Company is generally obligated to pay Hulu a percentage of the benefit realized by the Company from the use of certain historic net operating loss carryforwards (“NOLs”) of the Company in an amount equal to the lesser of (i) 70% and (ii) Hulu’s ownership percentage of Newco as of the date the NOL is utilized. The Company is also generally obligated to pay Hulu 70% of (a) the total tax benefit that the Company realizes as a result of increases in tax basis in Newco’s assets resulting from the exchange of Newco Units for Class A Common Stock (or cash) pursuant to the Newco Operating Agreement and (b) other tax benefits attributable to payments under the Tax Receivables Agreement.

The term of the Tax Receivables Agreement will continue until all such tax benefits have been utilized or expired unless the Company elects to terminate the Tax Receivables Agreement early. Upon such an early termination, the Company is required to make a payment equal to the present value of the anticipated future payments to be made by it under the Tax Receivables Agreement, based upon certain assumptions and deemed events.

Newco Operating Agreement

At the Closing, Hulu, Fubo and Newco entered into, and Newco is governed by, the Newco Operating Agreement.

Redemption Right

The Newco Operating Agreement provides, among other things, Hulu with a redemption right pursuant to which Hulu may cause Newco to redeem all or a portion of its Newco Units, together with an equivalent number of shares of Class B Common Stock, in exchange for an equivalent number of shares of Class A Common Stock or, at Fubo’s option, cash, subject to Fubo’s right to elect to effect, in lieu of such a redemption, a direct exchange between Fubo and Hulu of cash or an equivalent number of shares of Class A Common Stock for such Newco Units and Class B Common Stock (provided that, in each case, Hulu may retract the exercise of its redemption or exchange right upon notice that Fubo intends to settle such redemption or exchange in cash). Initially, Hulu and Fubo hold a single class of Newco Units (the “Common Units”).

Managing Member

Fubo is the initial sole managing member of Newco (the “Manager”). Fubo may not be removed as Manager except by Fubo’s own election and will not, subject to certain exceptions, receive any compensation for its role as Manager.

Required Ratio

The Newco Operating Agreement requires that the ratio of Common Units to Class A Common Stock always be maintained.

Distributions

Newco may make distributions to its members from time to time at the discretion of the Manager generally on a pro rata basis in accordance with each member’s respective ownership interest in Newco. Newco is also required to make distributions to members generally on a pro rata basis in accordance with each member’s respective ownership interest in Newco held by each member to enable Fubo to meet its tax obligations and obligations under the Tax Receivables Agreement.

Amendments; Termination

The holders of a majority of voting Common Units must provide their consent in order to amend the Newco Operating Agreement and amendments must be made in accordance with the Delaware Certificate of Incorporation; provided that certain amendments may be made by the Manager. The voluntary dissolution of Newco will require the decision of the Manager, together with the approval of the holders of a majority of voting Common Units.

Stockholders Agreement

At the Closing, the Company and Hulu entered into a stockholders agreement (the “Stockholders Agreement”) governing Hulu’s ownership of Class B Common Stock (or, as thereafter exchanged, Class A Common Stock).

Hulu Agreement to Vote

The Stockholders Agreement provides, among other things, that until the first date on which Hulu and its affiliates cease to collectively own at least 50% of the then-outstanding shares of Class A Common Stock and Class B Common Stock, Hulu has agreed to vote its shares of Class A Common Stock and Class B Common Stock (i) in favor of directors that are nominated by the board of directors of Fubo (the “Fubo Board”) (whether at an annual or special meeting) in accordance with the Delaware Certificate of Incorporation, including, until the second anniversary of the Closing, the independent directors designated by Fubo prior to the Closing (the “Unaffiliated Independent Designees”) and (ii) in accordance with the Fubo Board’s recommendation with respect to any proposal presented at an annual or special meeting, subject to certain exceptions.

Hulu has further agreed, until the second anniversary of the Closing, to take all actions necessary and within its control to cause each initial Unaffiliated Independent Designee (or a replacement of any such initial Unaffiliated Independent Designee who has died, resigned, been disqualified or removed from the Fubo Board) to continue to serve on the Fubo Board until the second anniversary of the Closing.

Lockup

For 24 months following the completion of the Transactions, Hulu and its affiliates are prohibited from transferring the shares of Class B Common Stock (or, as thereafter exchanged, Class A Common Stock) that it receives in connection with the Transactions other than to its affiliates or pursuant to certain other exceptions. Following such 24-month lock-up period, Hulu and its affiliates are permitted to transfer shares of Class B Common Stock (or, as thereafter exchanged, Class A Common Stock) to any Person.

Reporting Obligations

The Company is subject to certain financial and other reporting obligations to Hulu and its affiliates.

Termination

The Stockholders Agreement automatically terminates in the event that Hulu and its affiliates (i) no longer consolidate the results of operations and financial position of Fubo or (ii) collectively own 100% of the outstanding shares of Class A Common Stock and Class B Common Stock, subject to certain survival provisions.

The foregoing descriptions of the Registration Rights Agreement, the Tax Receivables Agreement, the Newco Operating Agreement and the Stockholders Agreement do not purport to be complete and are subject to, and qualified in each case in their entirety by, the full text of such agreements, copies of which are attached hereto as Exhibits 10.1, 10.2, 10.3 and 10.4 are incorporated herein by reference.

Supplemental Indentures

In connection with the Closing, the Company and U.S. Bank Trust Company, National Association, a national banking association, as trustee (the “2026 Notes Trustee”), entered into the First Supplemental Indenture, dated as of the Closing Date (the “2026 Notes First Supplemental Indenture”), to the Indenture, dated as of February 2, 2021, between the Company and the 2026 Notes Trustee (the “Original 2026 Notes Indenture” and, together with the 2026 Notes First Supplemental Indenture, the “2026 Notes Indenture”), relating to the Company’s 3.25% Convertible Senior Notes due 2026 (the “2026 Notes”). As of the Closing Date, $145 million aggregate principal amount of the 2026 Notes were outstanding. Prior to the Closing Date, the 2026 Notes were convertible in certain circumstances into consideration that consisted, at the Company’s election, of shares of Prior Fubo Common Stock, cash or a combination of cash and shares of Prior Fubo Common Stock. As permitted by the 2026 Notes Indenture, on the Closing Date the Company irrevocably elected that all conversions of the 2026 Notes on and after November 15, 2025 will be settled pursuant to cash settlement (the “Cash Settlement Election”). Under this settlement method, the conversion value will be settled fully in cash.

At the Closing, the Company, U.S. Bank Trust Company, National Association, a national banking association, as trustee and collateral agent (the “2029 Notes Trustee and Collateral Agent”), and the guarantors named therein entered into the First Supplemental Indenture, dated as of the Closing Date (the “2029 Notes First Supplemental Indenture”), to the Indenture, dated as of January 2, 2024, among Fubo, the 2029 Notes Trustee and Collateral Agent and the guarantors named therein (the “Original 2029 Notes Indenture” and, together with the 2029 Notes First Supplemental Indenture, the “2029 Notes Indenture”), relating to the Company’s Convertible Senior Secured Notes due 2029 (the “2029 Notes” and together with the 2026 Notes, the “Notes”). As of the Closing Date, $177.5 million aggregate principal amount of the 2029 Notes were outstanding.

The consummation of the Transactions constitutes a Merger Event under each of the 2026 Notes Indenture and the 2029 Notes Indenture (as such term is defined in each of the 2026 Notes Indenture and 2029 Notes Indenture). As a result of the consummation of the Transactions and the 2029 Notes Indenture, following the Closing Date, the right of holders of 2029 Notes to convert each $1,000 principal amount of 2029 Notes to a specified number of shares of the Prior Fubo Common Stock was changed into a right to convert such principal amount of 2029 Notes to a specified number of shares of Class A Common Stock. As a result of the Cash Settlement Election, on and after November 15, 2025, holders of 2026 Notes will no longer have the right to convert any principal amount of 2026 Notes into shares of Prior Fubo Common Stock or Class A Common Stock.

The consummation of the Transactions is expected to constitute a Fundamental Change and Make-Whole Fundamental Change (each as defined in the 2026 Notes Indenture and 2029 Notes Indenture). The effective date of this Fundamental Change and Make-Whole Fundamental Change in respect of the 2026 Notes and the 2029 Notes is October 29, 2025, which is the Closing Date. As a result of the Fundamental Change, each holder of 2026 Notes and 2029 Notes will have the right to require the Company to repurchase its Notes, as applicable, pursuant to the terms and procedures set forth in the applicable indenture for a cash repurchase price equal to the applicable Fundamental Change Repurchase Price (as defined in each of the 2026 Notes Indenture and 2029 Notes Indenture) on dates in respect of each of the 2026 Notes and 2029 Notes to be determined.

The foregoing description of the 2026 Notes Indenture, the 2029 Notes Indenture and the transactions contemplated thereby does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the 2026 Notes Indenture and 2029 Notes Indenture. A copy of the Original 2026 Notes Indenture was filed as Exhibit 4.1 to the Current Report on Form 8-K filed by the Company with the SEC on February 2, 2021. A copy of the 2026 Notes First Supplemental Indenture is filed as Exhibit 4.1 hereto. The Original 2026 Notes Indenture and the 2026 Notes First Supplemental Indenture are incorporated herein by reference. A copy of the Original 2029 Notes Indenture was filed as Exhibit 4.1 to the Current Report on Form 8-K filed by the Company with the SEC on January 2, 2024. A copy of the 2029 Notes First Supplemental Indenture is filed as Exhibit 4.2 hereto. The Original 2029 Notes Indenture and the 2029 Notes First Supplemental Indenture are incorporated herein by reference. This Current Report on Form 8-K does not constitute an offer to tender for, or purchase, or a solicitation of an offer to tender for, or purchase, any of the 2026 Notes or 2029 Notes or any other security.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

Effective as of the Closing, as a result of the Transactions, the Company will operate its business through Newco, which holds the Fubo Business and the HL Business, and is governed by the Newco Operating Agreement. Newco is managed by and under the direction of Fubo, as the manager of Newco.

Following the consummation of the Transactions, Disney and its subsidiaries, including Hulu, own approximately 70% of the fully-diluted voting power of the Company and approximately 70% of the fully-diluted economic ownership in Newco, with the former shareholders of Fubo effectively owning approximately 30% of the fully-diluted economic ownership in Newco and approximately 30% of the fully-diluted voting power of the Company.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in the Explanatory Note and Item 1.01 regarding the issuance of Class B Common Stock to Hulu and the issuance of Newco Units to Fubo is incorporated herein by reference. The Class B Common Stock and Newco Units were issued in reliance upon the exemption from registration provided by Section (4)(a)(2) of the Securities Act of 1933, as amended.

Item 3.03.	Material Modification to Rights of Security Holders.

The information set forth in the Explanatory Note and Items 1.01, 2.01, 5.01 and 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.01.	Changes in Control of Registrant.

The information set forth in the Explanatory Note and Item 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.01.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in the Explanatory Note and Items 2.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.02.

Appointment of Directors

On October 29, 2025, the Fubo Board approved an increase in the size of the Fubo Board from seven to nine effective as of the Closing. Effective as of the Closing, the following individuals were appointed to serve on the Fubo Board:

●	Andy Bird
●	David Gandler
●	Daniel Leff
●	Ignacio Figueras
●	Jonathan Headley
●	Jim Lygopoulos
●	Debra OConnell
●	Cathleen Taff
●	Justin Warbrooke

Each of the foregoing directors was appointed to the Fubo Board in accordance with the Delaware Certificate of Incorporation and the Delaware Bylaws and supersede the incumbent Fubo Board. Each of Edgar Bronfman Jr., Neil Glat, Julie Haddon and Laura Onopchenko tendered their resignation from the Fubo Board on and effective as of the Closing.

Biographical information for each of the Fubo directors is set forth below:

Name	Age	Biographical Information

Andy Bird	61	Andy Bird is a member of the board of directors of Phoenix Education Partners, the parent company of The University of Phoenix, where he serves as chair of the Nominating and Corporate Governance Committee. Mr. Bird served as the Chief Executive Officer of Pearson plc from 2020 to 2024, where he led the transformation of the business into the digital and AI age. Prior to his appointment as chief executive officer, Mr. Bird was a member of Pearson’s board of directors. Before joining Pearson, Mr. Bird served as President, and later Chairman, of Walt Disney International (a former division of The Walt Disney Company, the parent company of FuboTV Inc.) from 2004 to 2018. Prior to Disney, Mr. Bird worked at Time Warner for nearly a decade as Senior Vice President and General Manager of Turner Entertainment Networks, and later as President of TBS International, where he oversaw the launch and growth of Turner’s entertainment brands, including Cartoon Network, TNT and TCM, as well as the distribution and sales for CNN International. He spent the early part of his career in a variety of roles at Piccadilly Radio, Virgin Broadcasting Company, BSB Music Channel, Big & Good Productions and Unique Broadcasting. Mr. Bird has also served as an advisor to the United Kingdom’s Government Department of Business & Trade. In recognition of his services to media and entertainment in the United Kingdom, Mr. Bird was appointed Commander of the Most Excellent Order of the British Empire in the 2012 Queen’s Birthday Honours. Mr. Bird has been a director of the Company since 2025.

David Gandler	50	David Gandler has served as the Company’s Chief Executive Officer since April 2020. He previously served as President and Chief Executive Officer of FuboTV Sub, defined below, prior to the merger of fuboTV Acquisition Corp. with and into fuboTV Media Inc. (“FuboTV Sub”) (the “Merger”) and as a member of FuboTV Sub’s board of directors from March 2014 to April 2020. Prior to co-founding FuboTV Sub, Mr. Gandler served as Vice President, Ad Sales at DramaFever, a video streaming service acquired in 2016 by Warner Bros. Entertainment Inc., from 2013 to 2014. Prior to 2013, Mr. Gandler held positions at Scripps Networks Interactive, Inc., Time Warner Cable and Telemundo, a division of NBCUniversal Media, LLC. Mr. Gandler is currently a co-owner and member of the board of directors of GSG-LOFC Limited, parent company of the Leyton Orient Football Club. He previously served on the board of directors of Paris Football Club from 2022 to 2024. Mr. Gandler has served on the board of Newsmax Inc. since August 2025, and from March 2021 to September 2023, Mr. Gandler served on the board of directors of Waverley Capital Acquisition Corp. 1, a special purpose acquisition company. Mr. Gandler also currently serves on the board of directors of Bare Knuckle Fighting Championship, Inc. Mr. Gandler has been a director of the Company since 2020.

Daniel Leff	57	Dr. Leff is Co-Founder and Managing Partner of Waverley Capital, a media-focused venture capital fund. Dr. Leff also serves as a Managing Partner of Luminari Capital, a media-focused venture capital fund that he founded in 2013. Prior to co-founding Waverley Capital and founding Luminari Capital, Dr. Leff was a Partner with Globespan Capital Partners. Earlier in his career, Dr. Leff worked for Sevin Rosen Funds and Redpoint Ventures and held engineering, marketing and strategic investment positions with Intel Corporation. From March 2021 to September 2023, Dr. Leff served as Chief Executive Officer and director of Waverley Capital Acquisition Corp. 1, a special purpose acquisition company. Dr. Leff served on the board of directors of FuboTV Sub, from May 2015 to April 2020, and Roku, Inc., a publicly-traded media streaming company, from August 2011 to May 2018. In addition, Dr. Leff currently serves on the board of directors of multiple private media companies, including the Professional Fighters League (PFL). Previously, Dr. Leff served on the board of directors of Wondery (sold to Amazon), a podcast network, from June 2019 to February 2021. Dr. Leff has also been an investor and/or director in various other media companies, including 1Mainstream (sold to Cisco), Art19 (sold to Amazon), Elemental Technologies (sold to Amazon), Endel, Headspace, Matterport (sold to CoStar), MikMak, MOVL (sold to Samsung), PlutoTV (sold to ViacomCBS), TheAthletic (sold to the NY Times) and Volley. Dr. Leff also serves on the Board of Advisors for the UCLA Anderson Graduate School of Management and on the Board of Directors of the UCLA Center for Media, Entertainment, and Sports. Dr. Leff has been a director of the Company since 2020.

Ignacio Figueras	48	Mr. Figueras is an award-winning Argentinian polo player, an entrepreneur, television personality, spokesperson, investor and philanthropist. Since 2004, Mr. Figueras has been the captain and co-owner of the Black Watch polo team and, since 2004, has been the owner of Cria Yatay, a successful global horse breeding operation based in Argentina. In addition to his polo career, in collaboration with Flavors & Fragrances, Mr. Figueras has developed a luxury fragrance line, The Ignacio Figueras Collection. Further, in 2013, Mr. Figueras and Estudio Ramos co-founded the Figueras Design Group, a global design consultancy headquartered in Buenos Aires with offices in New York and Chicago. Mr. Figueras is also an investor and a member of the Advisory board at Flow Water, a fast-growing premium wellness water brand in North America. From 2000 to 2019, Mr. Figueras served as a spokesperson for Ralph Lauren and Ralph Lauren fragrances. Mr. Figueras has been a director of the Company since 2020.

Jonathan Headley	58	Jon Headley was Senior Vice President, Treasurer, and later Corporate Real Estate, of The Walt Disney Company (the parent company of FuboTV Inc.) from 2015 to 2020. Mr. Headley previously served from 2004 to 2015 as Senior Vice President of Corporate Finance and Assistant Treasurer of Disney. Earlier in his Disney tenure, he served as Treasurer of Hong Kong Disneyland during the park’s development and in various roles in Disney’s corporate finance group. Mr. Headley served on the board of Chandler School, a K-8 Pasadena private school, from 2011 to 2019. Prior to joining Disney, Mr. Headley was an analyst at Goldman Sachs & Co. and a research associate at Harvard University. Mr. Headley has been a director of the Company since 2025.

Jim Lygopoulos	50	Jim Lygopoulos is Executive Vice President, People & Culture, Corporate, Direct-to-Consumer and International at The Walt Disney Company (the parent company of FuboTV Inc.). In this role, Mr. Lygopoulos oversees people and culture strategy, talent acquisition, employee relations, rewards, leadership development, opportunity and inclusion, organization and talent solutions, and HR operations for Corporate, Direct-to-Consumer and International for Disney. Mr. Lygopoulos has held various senior HR positions for Disney Entertainment and Disney’s Asia Pacific region, including as Senior Vice President of Corporate Human Resources for Disney and General Manager of its Taiwan division, where he oversaw strategy and expansion of existing business divisions in Taiwan. Prior to that, Mr. Lygopoulos served as Vice President of Human Resources for Disney’s Asia Pacific region, where he led the development of human resources strategies for all HR teams in Asia Pacific. Mr. Lygopoulos has served on the board of Westridge School since 2022. Mr. Lygopoulos has been a director of the Company since 2025.

Debra OConnell	52	Debra OConnell is President of ABC News Group and Disney Entertainment Networks (a division of The Walt Disney Company, the parent company of FuboTV Inc.). Ms. OConnell oversees ABC News and the ABC Owned Television Stations, aligning the nation’s No. 1 news network with the No. 1 station group in the country. Ms. OConnell also has operational leadership, including P&L oversight of Disney’s multi-platform linear entertainment networks in the US, Europe, the Middle East, and Africa. Ms. OConnell has served in numerous roles over the course of 28 years at The Walt Disney Company, including President of Networks for Disney Media & Entertainment Distribution, President and General Manager of WABC in New York City and Executive Vice President of Sales & Marketing for the Disney-ABC Television Group. Ms. OConnell sits on the boards of A&E Networks, National Geographic Partners, the Alliance for Women in Media, an organization that connects women across the media industry, and formerly sat on the board of Hulu, LLC. She is also an ex-officio member of the board and former chair of the International Radio & Television Society, a charitable organization designed to build future leaders in the media industry and of TVB, a not-for-profit trade association representing the U.S. local broadcast television industry. Ms. OConnell has been a director of the Company since 2025.

Cathleen Taff	56	Cathleen Taff is President of Production Services, Franchise Management & Theatrical Distribution for Walt Disney Studios (a division of The Walt Disney Company, the parent company of FuboTV Inc.). Ms. Taff leads global theatrical distribution, production services, and franchise management for The Walt Disney Studios, which is home to a collection of world-renowned entertainment studios, including Disney, Walt Disney Animation Studios, Pixar Animation Studios, Marvel Studios, Lucasfilm, 20th Century Studios and Searchlight Pictures. She also oversees Disney Theatrical Group, a producer of popular stage shows on Broadway and around the world, and Disney Music Group, which comprises Disney’s recorded music, music publishing and live concert businesses. Ms. Taff has held many senior executive roles during her 31-year tenure at Disney, including President of Distribution, Franchise Management and Business & Audience Insights, Executive Vice President of Theatrical Distribution and Head of Integrated Planning and Franchise Management for Walt Disney Studios. She spent the early part of her Disney career as Disney Music Group’s Senior Vice President and General Manager and as Senior Vice President and Controller of Walt Disney Studios. Prior to her career at Disney, Ms. Taff worked in public accounting for Deloitte & Touche. Ms. Taff serves on the board of the Motion Picture Association and previously served on the UCSB Economics Advisory Board. Ms. Taff is a Certified Public Accountant in California. Ms. Taff has been a director of the Company since 2025.

Justin Warbrooke	48	Justin Warbrooke is Executive Vice President and Head of Corporate Development at The Walt Disney Company (the parent company of FuboTV Inc.). In this role, Mr. Warbrooke is responsible for leading M&A strategy and execution including acquisitions, divestitures, and joint ventures while also monitoring and optimizing Disney’s portfolio of equity interests and planning and executing new business ventures, including through the Disney Accelerator. Prior to this role, Mr. Warbrooke served as Executive Vice President and Head of DTC Strategy for Disney’s Direct-to-Consumer division, where he was responsible for developing strategies to drive growth for Disney’s streaming services globally, and as Executive Vice President and Chief Financial Officer of DTC and International, where he was part of the team that launched and grew Disney+ and ESPN+ and integrated and managed Hulu. His other roles at Disney have included Head of Business Operations for Media and Entertainment Distribution and Senior Vice President of Corporate Strategy and Business Development. Prior to joining Disney, Mr. Warbrooke was an Associate, and later an Engagement Manager, in the Global Media and Entertainment practice at L.E.K. Consulting. Mr. Warbrooke has been a director of the Company since 2025.

In accordance with the Delaware Certificate of Incorporation, (i) Andy Bird, Jonathan Headley, Jim Lygopoulos, Debra OConnell, Cathleen Taff and Justin Warbrooke were appointed as Hulu Designees (as defined in the Delaware Certificate of Incorporation) and (ii) Ignacio Figueras and Daniel Leff were appointed as Unaffiliated Independent Designees (as defined in the Delaware Certificate of Incorporation).

Effective as of the Closing and in accordance with the Delaware Certificate of Incorporation, Andy Bird was elected as the Chairman of the Fubo Board.

Effective as of the Closing and in accordance with the Delaware Certificate of Incorporation, Daniel Leff was designated as the lead independent director of the Fubo Board.

The Fubo Board has affirmatively determined that four of the nine current directors (Andy Bird, Ignacio Figueras, Jonathan Headley and Daniel Leff) are independent within the meaning of NYSE independence standards and applicable SEC rules for the Committees on which they serve.

In connection with their appointment, the directors are expected to enter into a standard form of indemnification agreement, and eligible directors will receive compensation for their service in accordance with the Company's Outside Director Compensation Policy. The current Outside Director Compensation Policy is described under the caption “Director Compensation” in the Company's definitive proxy statement filed with the SEC on April 29, 2025.

Committee Appointments

Effective as of the Closing, the following members of the Fubo Board were designated and appointed to the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, respectively, of the Board:

Audit Committee

Jonathan Headley (Chairman)

Andy Bird

Daniel Leff

Compensation Committee

Jim Lygopoulos (Chairman)

Daniel Leff

Cathleen Taff

Nominating and Corporate Governance Committee

Justin Warbrooke (Chairman)

Ignacio Figueras

Debra OConnell

Departure of Executive Chairman

In connection with his resignation from the Board, Edgar Bronfman Jr., the Company’s Executive Chairman, ceased employment with the Company effective as of the Closing Date.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in the Explanatory Note of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Upon the effectiveness of the Fubo Conversion, and pursuant to the Business Combination Agreement, immediately prior to the Closing, the Company adopted the Delaware Certificate of Incorporation and the Delaware Bylaws to reflect the changes contemplated by the Business Combination Agreement, as described in the Definitive Proxy Statement.

A copy of each of the Certificate of Conversion, the Delaware Certificate of Incorporation, and the Delaware Bylaws is filed as Exhibit 3.1, Exhibit 3.2 and Exhibit 3.3, respectively, to this Current Report and is incorporated by reference into this Item 5.03.

In connection with the Transactions, on the Closing Date, the Company changed its fiscal year to end on September 30, with the Company’s first full year following Closing to end on September 30, 2026. Accordingly, the Company will file the reports required under applicable law based on its new September 30 fiscal year-end.

Item 8.01.	Other Events.

Commercial Arrangements

As contemplated by the Business Combination Agreement, Hulu, HL, Fubo OpCo and Newco, as applicable, entered into certain commercial agreements, effective as of the Closing, including (i) the HL Commercial Services Agreement and (ii) the Hulu Brand License Agreement (collectively, the “Commercial Agreements”), pursuant to which, among other things:

●	HL granted to Hulu the right, license and obligation to distribute the HL DMVPD Service via the Hulu platform that is currently branded as “Hulu” (and any Disney-branded successor or replacement platform) on a wholesale basis, and HL will not otherwise distribute the HL DMVPD Service, nor any programming outside of the HL DMVPD Service, in each case, during the term specified below;

●	HL agreed to bear the cost of marketing expenses for the HL DMVPD Service in accordance with an agreed budget, and Hulu is responsible for all marketing execution for the HL DMVPD Service in consultation with HL;

●	Hulu agreed to continue to own and operate the Disney and Hulu platforms on which the HL DMVPD Service is distributed and will exclusively sell and administer subscriptions to the HL DMVPD Service, as well as each add-on thereto, and retain subscription revenue, in consideration for which it will pay a wholesale fee to HL;

●	Certain affiliates of Disney agreed to sell ads on behalf of HL and Fubo in exchange for a portion of ad sale revenue; and

●	Hulu agreed to license the HL DMVPD Service-specific brands to HL for use in the HL Business.

The HL Commercial Services Agreement provides for an initial term of five years, renewable for an additional five-year term by mutual agreement. The Hulu Brand License Agreement will have the same term as the HL Commercial Services Agreement and may be terminated only upon certain events, including the termination of the HL Commercial Services Agreement.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of business acquired.

The financial statements of the acquired business will be filed by an amendment to this Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K must be filed.

(b) Pro forma financial information.

Pro forma financial information giving effect to the Transactions will be filed by an amendment to the Current Report on Form 8-K no later than 71 calendar days after the date on which this Current Report on Form 8-K must be filed.

(d) Exhibits

Exhibit No.	Description
2.1*	Business Combination Agreement, dated as of January 6, 2025, by and among fuboTV Inc., The Walt Disney Company, a Delaware corporation, and Hulu, LLC (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K/A filed by the Company on January 10, 2025).
3.1	Plan of Conversion of fuboTV Inc.
3.2	Articles of Conversion of fuboTV Inc., as filed with the Secretary of State of the State of Florida.
3.3	Certificate of Conversion of FuboTV Inc., as filed with the Secretary of State of the State of Delaware.
3.4	Certificate of Incorporation of FuboTV Inc., as filed with the Secretary of State of the State of Delaware.
3.5	Bylaws of FuboTV Inc.
4.1	First Supplemental Indenture, dated as of October 29, 2025, by and among FuboTV Inc., U.S. Bank Trust Company, National Association, as trustee.
4.2	First Supplemental Indenture, dated as of October 29, 2025, by and among FuboTV Inc., U.S. Bank Trust Company, National Association, as trustee and collateral agent, and the guarantors named therein.
10.1	Registration Rights Agreement, dated as of October 29, 2025, by and between FuboTV Inc. and Hulu, LLC.
10.2	Tax Receivables Agreement, dated as of October 29, 2025, by and among FuboTV Inc., Fubo Operations LLC and Hulu, LLC.
10.3*	Amended and Restated Limited Liability Company Agreement of Fubo Operations LLC, dated as of October 29, 2025, by and between FuboTV Inc., Fubo Operations LLC and Hulu, LLC.
10.4*	Stockholders Agreement, dated as of October 29, 2025, by and between FuboTV Inc. and Hulu, LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Certain schedules and other attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company undertakes to furnish supplemental copies of any of the omitted schedules upon request by the SEC.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements regarding Fubo’s and counterparties’ ongoing obligations under the agreements discussed herein. All statements other than statements of historical facts contained in this communication may be forward-looking statements. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “outlook”, “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this communication are only predictions. Fubo’s management has based these forward-looking statements largely on their current expectations and projections about future events and financial trends that management believes may affect its business, financial condition and results of operations. These statements are neither promises nor guarantees and involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from what is expressed or implied by the forward-looking statements, including, but not limited to: our ability to achieve or maintain profitability; risks related to our access to capital and fundraising prospects to fund our financial operations and support our planned business growth; risks related to the integration of the Hulu + Live TV business; risks related to our organizational structure following completion of the Transactions; our revenue and gross profit are subject to seasonality; our operating results may fluctuate; our ability to effectively manage our growth; risks related to the Transactions; the long-term nature of our content commitments; our ability to renew our long-term content contracts on sufficiently favorable terms; our ability to attract and retain subscribers; risks related to our commercial arrangements with Hulu; obligations imposed on us through our agreements with certain distribution partners; our ability to license streaming content or other rights on acceptable terms; the restrictions imposed by content providers on our distribution and marketing of our products and services; our reliance on third party platforms to operate certain aspects of our business; risks related to the difficulty in measuring key metrics related to our business; risks related to preparing and forecasting our financial results; risks related to the highly competitive nature of our industry; risks related to our technology, as well as cybersecurity and data privacy-related risks; risks related to our conversion to a Delaware corporation and our status as a “controlled company”; risks related to ongoing or future legal proceedings; and other risks, including the effects of industry, market, economic, political or regulatory conditions, future exchange and interest rates, and changes in tax and other laws, regulations, rates and policies. In addition, a number of important factors could cause Fubo’s actual future results and other future circumstances to differ materially from those expressed in any forward-looking statements, including but not limited to those important factors discussed in Part II, Item 1A “Risk Factors” in Fubo’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2025, as any such factors may be updated from time to time in its other filings with the SEC, accessible on the SEC’s website at www.sec.gov and on Fubo’s investor relations site at https://ir.fubo.tv. Forward-looking statements speak only as of the date they are made and, except as may be required under applicable law, neither the Company nor Disney undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FUBOTV INC.

Date: October 30, 2025	By:	/s/ David Gandler
David Gandler
Chief Executive Officer